Exhibit 99.1

Tenet Reports Strong Second Quarter 2025 Results;
Raises 2025 Financial Outlook

•Net income available to common shareholders in second quarter 2025 was $288 million, or $3.14 per diluted share

•Adjusted diluted earnings per share1 increased 74% to $4.02 in second quarter 2025 compared to $2.31 in second quarter 2024

•Consolidated Adjusted EBITDA1 in second quarter 2025 increased 18.6% to $1.121 billion compared to second quarter 2024; Second quarter 2025 Adjusted EBITDA margin was 21.3%

•Second quarter 2025 Ambulatory Care Adjusted EBITDA of $498 million increased 11.4% over second quarter 2024

•Board of Directors authorized a $1.5 billion increase to the share repurchase program

•FY 2025 Adjusted EBITDA Outlook is now expected to be in the range of $4.40 billion to $4.54 billion, a $395 million increase at the midpoint

DALLAS — July 22, 2025 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended June 30, 2025.

"Our strong second quarter results extend our track record of attractive same store revenue growth, operational performance driven by fundamentals, and robust free cash flow generation," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "We continue to make investments both organically and inorganically to expand our capabilities and innovate to better serve our patients."

Tenet’s results for second quarter 2025 versus second quarter 2024 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share results)	2025	2024	2025	2024
Net operating revenues	$5,271	$5,108	$10,494	$10,476
Net income available to Tenet common shareholders	$288	$259	$694	$2,410
Net income available to Tenet common shareholders per diluted share	$3.14	$2.64	$7.43	$24.22
Adjusted EBITDA[1]	$1,121	$945	$2,284	$1,969
Adjusted diluted earnings per share[1]	$4.02	$2.31	$8.38	$5.53

•Net income available to the Company’s common shareholders in second quarter 2025 was $288 million, or $3.14 per diluted share, versus $259 million, or $2.64 per diluted share, in second quarter 2024.

•Adjusted EBITDA1 in second quarter 2025 was $1.121 billion compared to $945 million in second quarter 2024, reflecting strong growth in same facility revenue, higher acuity, favorable payer mix, and disciplined expense management.

•In the second quarter of 2025, the Hospital segment recognized a $79 million favorable pre-tax impact associated with additional Medicaid supplemental revenues related to prior periods, including the recently approved program in Tennessee. Second quarter 2024 results included a $30 million favorable pre-tax impact associated with additional Medicaid supplemental revenues related to prior years.

Balance Sheet and Cash Flows

•Cash flows provided by operating activities for the six months ended June 30, 2025 were $1.751 billion versus $1.333 billion for the six months ended June 30, 2024.

•The Company produced free cash flow1 of $1.385 billion for the six months ended June 30, 2025 versus $948 million for the six months ended June 30, 2024.

•In the three months ended June 30, 2025, the Company repurchased 4.6 million shares of common stock for $747 million. In the six months ended June 30, 2025, the Company repurchased 7.2 million shares of common stock for $1.095 billion.

•The Company's Board of Directors authorized a $1.5 billion increase to the share repurchase program. With this new authorization, the Company has $1.781 billion remaining under its repurchase authorization as of July 22, 2025. Repurchases will be made at management's discretion from time to time in the open market or through privately negotiated transactions, subject to market conditions and other relevant factors.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 2.45x at June 30, 2025 compared to 2.46x at March 31, 2025 and 2.54x at December 31, 2024.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of June 30, 2025, USPI had interests in 521 ambulatory surgery centers (385 consolidated) and 26 surgical hospitals (eight consolidated) in 37 states.

	Three Months Ended June 30,		Six Months Ended June 30,
Ambulatory segment results ($ in millions)	2025	2024	2025	2024
Revenues
Net operating revenues	$1,270	$1,141	$2,464	$2,136
Same-facility system-wide net patient service revenues[2]	$2,067	$1,920	$3,999	$3,735
Changes versus the Prior-Year Period
Same-facility system-wide net patient service revenues	7.7%	7.1%	7.1%	6.8%
Same-facility system-wide net patient service revenue per case	8.3%	6.8%	8.6%	6.8%
Same-facility system-wide surgical cases[2]	(0.6)%	0.2%	(1.4)%	—%
Same-facility system-wide surgical cases on same-business day basis[2]	(0.6)%	0.2%	(0.6)%	—%
Adjusted EBITDA, Margins and NCI
Adjusted EBITDA	$498	$447	$954	$841
Adjusted EBITDA margin	39.2%	39.2%	38.7%	39.4%
Adjusted EBITDA less NCI	$303	$273	$582	$514

•Second quarter 2025 net operating revenues increased 11.3% compared to second quarter 2024 driven by strong net revenue per case growth, acquisitions of facilities, and increased service lines.

•Surgical business same-facility system-wide net patient service revenues increased 7.7% in second quarter 2025 compared to second quarter 2024, with cases down 0.6% and net revenue per case up 8.3%. Net revenue per case growth was driven by favorable case mix, increases in higher acuity volumes over the prior year, as well as favorable payer mix.

•Second quarter 2025 Adjusted EBITDA increased 11.4% compared to second quarter 2024, due to strong net revenue per case growth, disciplined expense management, and contributions from acquisitions.

Hospital Operations and Services (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. It also provides comprehensive end-to-end and focused point services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions.

	Three Months Ended June 30,		Six Months Ended June 30,
Hospital segment results ($ in millions)	2025	2024	2025	2024
Revenues
Net operating revenues	$4,001	$3,967	$8,030	$8,340
Same-hospital net patient service revenues[3]	$3,414	$3,233	$6,874	$6,504
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	1.6%	5.2%	3.0%	4.7%
Adjusted admissions[4]	0.4%	2.4%	1.6%	2.1%
Outpatient visits (including outpatient ER visits)	(3.2)%	0.6%	(1.3)%	(0.1)%
Emergency Room visits (inpatient and outpatient)	(4.7)%	1.7%	(1.6)%	2.8%
Hospital surgeries	(1.7)%	1.5%	(1.6)%	(0.3)%
Adjusted EBITDA
Adjusted EBITDA	$623	$498	$1,330	$1,128
Adjusted EBITDA margin	15.6%	12.6%	16.6%	13.5%

•Second quarter 2025 net operating revenues increased 0.9% from second quarter 2024 primarily due to growth in same hospital admissions, favorable payer mix and higher acuity, partially offset by the impact of hospital divestitures in 2024.

•Same-hospital net patient service revenue per adjusted admission increased 5.2% year-over-year for second quarter 2025 primarily due to favorable payer mix, and our focus on growing higher acuity services.

•Adjusted EBITDA in second quarter 2025 was $623 million compared to $498 million in second quarter 2024, reflecting strong same-hospital revenue growth, favorable payer mix, and disciplined expense management.

•In the second quarter of 2025, the Hospital segment recognized a $79 million favorable pre-tax impact associated with additional Medicaid supplemental revenues related to prior periods, including the recently approved program in Tennessee. Second quarter 2024 results included a $30 million favorable pre-tax impact associated with additional Medicaid supplemental revenues related to prior years.

2025 Outlook1

Tenet’s Outlook for full year 2025 (consolidated and by segment) follows.

CONSOLIDATED ($ in millions, except per share amounts)	FY 2025 Outlook
Net operating revenues	$20,950 to $21,250
Net income available to Tenet common stockholders	$1,279 to $1,379
Adjusted EBITDA	$4,400 to $4,540
Adjusted EBITDA margin	21.0% to 21.4%
Diluted income per common share	$14.05 to $15.15
Adjusted net income	$1,415 to $1,475
Adjusted diluted earnings per share	$15.55 to $16.21
Equity in earnings of unconsolidated affiliates	$255 to $265
Depreciation and amortization	$805 to $835
Interest expense	$815 to $825
Income tax expense[5]	$475 to $505
Net income available to NCI	$940 to $990
Weighted average diluted common shares	~91 million
Net cash provided by operating activities	$2,750 to $3,100
Adjusted net cash provided by operating activities	$2,900 to $3,200
Capital expenditures	$725 to $825
Free cash flow	$2,025 to $2,275
Adjusted free cash flow	$2,175 to $2,375
NCI cash distributions	$780 to $830

Ambulatory Segment ($ in millions)	FY 2025 Outlook
Net operating revenues	$5,000 to $5,150
Adjusted EBITDA	$1,990 to $2,050
NCI	$790 to $820
Adjusted EBITDA less NCI	$1,200 to $1,230
Changes versus prior year[6]:
Same-facility system-wide revenue	Up 4.0% to 7.0%

Hospital Segment ($ in millions)	FY 2025 Outlook
Net operating revenues	$15,950 to $16,100
Adjusted EBITDA	$2,410 to $2,490
NCI	$150 to $170
Changes versus prior year[6]:
Inpatient admissions	Up 2.0% to 3.0%
Adjusted admissions	Up 1.5% to 2.5%

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s second quarter 2025 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on July 22, 2025. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on July 22, 2025.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2024 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our full year 2025 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2025, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2024 through June 30, 2025. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share is defined by the Company as Adjusted net income available (loss attributable) to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Second Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended June 30,
	2025	%	2024	%	Change
Net operating revenues	$5,271	100.0%	$5,108	100.0%	3.2%
Equity in earnings of unconsolidated affiliates	61	1.2%	61	1.2%	—%
Operating expenses:
Salaries, wages and benefits	2,160	41.0%	2,168	42.4%	(0.4)%
Supplies	932	17.7%	908	17.8%	2.6%
Other operating expenses, net	1,119	21.3%	1,148	22.4%	(2.5)%
Depreciation and amortization	208	3.9%	208	4.1%
Impairment and restructuring charges, and acquisition-related costs	24	0.5%	29	0.6%
Litigation and investigation costs	28	0.5%	5	0.1%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	38	0.7%	(58)	(1.1)%
Operating income	823	15.6%	761	14.9%
Interest expense	(206)		(203)
Other non-operating income, net	25		29
Income before income taxes	642		587
Income tax expense	(120)		(110)
Net income	522		477
Less: Net income available to noncontrolling interests	234		218
Net income available to Tenet Healthcare Corporation common shareholders	$288		$259

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$3.16		$2.66
Diluted	$3.14		$2.64

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	91,135		97,267
Diluted	91,791		98,444

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Six Months Ended June 30,
	2025	%	2024	%	Change
Net operating revenues	$10,494	100.0%	$10,476	100.0%	0.2%
Equity in earnings of unconsolidated affiliates	117	1.1%	120	1.1%	(2.5)%
Operating expenses:
Salaries, wages and benefits	4,279	40.8%	4,489	42.9%	(4.7)%
Supplies	1,839	17.5%	1,836	17.5%	0.2%
Other operating expenses, net	2,209	21.1%	2,302	21.9%	(4.0)%
Depreciation and amortization	414	3.9%	416	4.0%
Impairment and restructuring charges, and acquisition-related costs	43	0.4%	56	0.5%
Litigation and investigation costs	45	0.4%	9	0.1%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	16	0.2%	(2,558)	(24.4)%
Operating income	1,766	16.8%	4,046	38.6%
Interest expense	(410)		(421)
Other non-operating income, net	51		54
Loss from early extinguishment of debt	—		(8)
Income before income taxes	1,407		3,671
Income tax expense	(263)		(860)
Net income	1,144		2,811
Less: Net income available to noncontrolling interests	450		401
Net income available to Tenet Healthcare Corporation common shareholders	$694		$2,410

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$7.49		$24.49
Diluted	$7.43		$24.22

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	92,688		98,424
Diluted	93,408		99,557

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	June 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$2,625	$3,019
Accounts receivable	2,533	2,536
Inventories of supplies, at cost	338	346
Assets held for sale	21	21
Other current assets	1,781	1,760
Total current assets	7,298	7,682
Investments and other assets	2,994	3,037
Deferred income taxes	76	80
Property and equipment, at cost, less accumulated depreciation and amortization	6,024	6,049
Goodwill	10,935	10,691
Other intangible assets, at cost, less accumulated amortization	1,372	1,397
Total assets	$28,699	$28,936

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$84	$92
Accounts payable	1,360	1,294
Accrued compensation and benefits	793	899
Professional and general liability reserves	275	238
Accrued interest payable	148	149
Liabilities held for sale	12	13
Income tax payable	25	18
Other current liabilities	1,574	1,607
Total current liabilities	4,271	4,310
Long-term debt, net of current portion	13,091	13,081
Professional and general liability reserves	873	900
Defined benefit plan obligations	297	298
Deferred income taxes	230	227
Other long-term liabilities	1,635	1,573
Total liabilities	20,397	20,389
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,826	2,727
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,858	4,873
Accumulated other comprehensive loss	(177)	(180)
Retained earnings	3,702	3,008
Common stock in treasury, at cost	(4,642)	(3,538)
Total shareholders’ equity	3,749	4,171
Noncontrolling interests	1,727	1,649
Total equity	5,476	5,820
Total liabilities and equity	$28,699	$28,936

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Dollars in millions)	Six Months Ended
	June 30,
	2025	2024
Net income	$1,144	$2,811
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	414	416
Deferred income tax expense (benefit)	11	(93)
Stock-based compensation expense	41	36
Impairment and restructuring charges, and acquisition-related costs	43	56
Litigation and investigation costs	45	9
Net losses (gains) on sales, consolidation and deconsolidation of facilities	16	(2,558)
Loss from early extinguishment of debt	—	8
Equity in earnings of unconsolidated affiliates, net of distributions received	(8)	(3)
Amortization of debt discount and debt issuance costs	12	14
Net gains from the sale of investments and long-lived assets	—	(1)
Other items, net	(1)	(3)
Changes in cash from operating assets and liabilities:
Accounts receivable	40	77
Inventories and other current assets	9	16
Income taxes	10	713
Accounts payable, accrued expenses and other current liabilities	24	(124)
Other long-term liabilities	32	23
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(81)	(64)
Net cash provided by operating activities	1,751	1,333
Cash flows from investing activities:
Purchases of property and equipment	(366)	(385)
Purchases of businesses or joint venture interests, net of cash acquired	(147)	(510)
Proceeds from sales of facilities and other assets	14	4,048
Proceeds from sales of marketable securities and long-term investments	37	17
Purchases of marketable securities and long-term investments	(38)	(26)
Other items, net	(1)	(10)
Net cash provided by (used in) investing activities	(501)	3,134
Cash flows from financing activities:
Repayments of borrowings	(62)	(2,179)
Proceeds from borrowings	15	8
Repurchases of common stock	(1,095)	(548)
Distributions paid to noncontrolling interests	(374)	(323)
Proceeds from the sale of noncontrolling interests	18	10
Purchases of noncontrolling interests	(79)	(88)
Advances from managed care payers	—	342
Repayments of advances from managed care payers	(12)	—
Other items, net	(55)	(37)
Net cash used in financing activities	(1,644)	(2,815)
Net increase (decrease) in cash and cash equivalents	(394)	1,652
Cash and cash equivalents at beginning of period	3,019	1,228
Cash and cash equivalents at end of period	$2,625	$2,880
Supplemental disclosures:
Interest paid, net of capitalized interest	$(399)	$(459)
Income tax payments, net	$(242)	$(240)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions)	2025	2024	2025	2024
Net operating revenues:
Ambulatory Care	$1,270	$1,141	$2,464	$2,136
Hospital Operations and Services	4,001	3,967	8,030	8,340
Total	$5,271	$5,108	$10,494	$10,476

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$59	$58	$113	$114
Hospital Operations and Services	2	3	4	6
Total	$61	$61	$117	$120

Adjusted EBITDA:
Ambulatory Care	$498	$447	$954	$841
Hospital Operations and Services	623	498	1,330	1,128
Total	$1,121	$945	$2,284	$1,969

Adjusted EBITDA margins:
Ambulatory Care	39.2%	39.2%	38.7%	39.4%
Hospital Operations and Services	15.6%	12.6%	16.6%	13.5%
Total	21.3%	18.5%	21.8%	18.8%

Capital expenditures:
Ambulatory Care	$27	$19	$52	$37
Hospital Operations and Services	166	126	314	348
Total	$193	$145	$366	$385

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available to Common Shareholders
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions, except per share amounts)	2025	2024	2025	2024
Net income available to Tenet Healthcare Corporation common shareholders	$288	$259	$694	$2,410
Less:
Impairment and restructuring charges, and acquisition-related costs	(24)	(29)	(43)	(56)
Litigation and investigation costs	(28)	(5)	(45)	(9)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	(38)	58	(16)	2,558
Loss from early extinguishment of debt	—	—	—	(8)
Tax and noncontrolling interests impact of above items	9	9	15	(625)
Adjusted net income available to common shareholders	$369	$226	$783	$550

Diluted earnings per share	$3.14	$2.64	$7.43	$24.22
Less:
Impairment and restructuring charges, and acquisition-related costs	(0.26)	(0.30)	(0.46)	(0.56)
Litigation and investigation costs	(0.31)	(0.05)	(0.48)	(0.09)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	(0.41)	0.59	(0.17)	25.70
Loss from early extinguishment of debt	—	—	—	(0.08)
Tax and noncontrolling interests impact of above items	0.10	0.09	0.16	(6.28)
Adjusted diluted earnings per share	$4.02	$2.31	$8.38	$5.53

Weighted average basic shares outstanding (in thousands)	91,135	97,267	92,688	98,424
Weighted average dilutive shares outstanding (in thousands)	91,791	98,444	93,408	99,557

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions)	2025	2024	2025	2024
Net income available to Tenet Healthcare Corporation common shareholders	$288	$259	$694	$2,410
Less:
Net income available to noncontrolling interests	(234)	(218)	(450)	(401)
Net income	522	477	1,144	2,811
Income tax expense	(120)	(110)	(263)	(860)
Loss from early extinguishment of debt	—	—	—	(8)
Other non-operating income, net	25	29	51	54
Interest expense	(206)	(203)	(410)	(421)
Operating income	823	761	1,766	4,046
Litigation and investigation costs	(28)	(5)	(45)	(9)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	(38)	58	(16)	2,558
Impairment and restructuring charges, and acquisition-related costs	(24)	(29)	(43)	(56)
Depreciation and amortization	(208)	(208)	(414)	(416)
Adjusted EBITDA	$1,121	$945	$2,284	$1,969

Net operating revenues	$5,271	$5,108	$10,494	$10,476

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	5.5%	5.1%	6.6%	23.0%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	21.3%	18.5%	21.8%	18.8%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	2025
(Dollars in millions)	Q2	YTD
Net cash provided by operating activities	$936	$1,751
Purchases of property and equipment	(193)	(366)
Free cash flow	$743	$1,385

Net cash used in investing activities	$(314)	$(501)
Net cash used in financing activities	$(996)	$(1,644)

Net cash provided by operating activities	$936	$1,751
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(45)	(81)
Adjusted net cash provided by operating activities	981	1,832
Purchases of property and equipment	(193)	(366)
Adjusted free cash flow	$788	$1,466

	2024
(Dollars in millions)	Q2	YTD
Net cash provided by operating activities	$747	$1,333
Purchases of property and equipment	(145)	(385)
Free cash flow	$602	$948

Net cash provided by (used in) investing activities	$(194)	$3,134
Net cash used in financing activities	$(154)	$(2,815)

Net cash provided by operating activities	$747	$1,333
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(39)	(64)
Adjusted net cash provided by operating activities	786	1,397
Purchases of property and equipment	(145)	(385)
Adjusted free cash flow	$641	$1,012

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available to Common Shareholders
(Unaudited)

	FY 2025
(Dollars in millions, except per share amounts)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$1,279	$1,379
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(150)	(100)
Net losses on sales, consolidation and deconsolidation of facilities(2)	(16)	(16)
Tax and noncontrolling interests impact of above items	30	20
Adjusted net income available to common shareholders	$1,415	$1,475

Diluted earnings per share	$14.05	$15.15
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(1.65)	(1.10)
Net losses on sales, consolidation and deconsolidation of facilities	(0.18)	(0.18)
Tax and noncontrolling interests impact of above items	0.33	0.22
Adjusted diluted earnings per share	$15.55	$16.21

Weighted average basic shares outstanding (in thousands)	90,000	90,000
Weighted average dilutive shares outstanding (in thousands)	91,000	91,000

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2) The Company does not generally forecast net gains (losses) on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2025.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	FY 2025
(Dollars in millions)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$1,279	$1,379
Less:
Net income available to noncontrolling interests	(940)	(990)
Income tax expense	(475)	(505)
Interest expense	(825)	(815)
Other non-operating income, net	90	100
Net losses on sales, consolidation and deconsolidation of facilities(2)	(16)	(16)
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(150)	(100)
Depreciation and amortization	(805)	(835)
Adjusted EBITDA	$4,400	$4,540

Net income available to Tenet Healthcare Corporation common shareholders	$1,279	$1,379
Net operating revenues	$20,950	$21,250
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	6.1%	6.5%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	21.0%	21.4%

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.
(2) The Company does not generally forecast net gains (losses) on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2025.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow and Outlook Adjusted Free Cash Flow
(Unaudited)

	FY 2025
(Dollars in millions)	Low	High
Net cash provided by operating activities	$2,750	$3,100
Purchases of property and equipment	(725)	(825)
Free cash flow	$2,025	$2,275

Net cash provided by operating activities	$2,750	$3,100
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(150)	(100)
Adjusted net cash provided by operating activities	2,900	3,200
Purchases of property and equipment	(725)	(825)
Adjusted free cash flow(2)	$2,175	$2,375

(1) The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs or settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.